PRESS RELEASE

FOR IMMEDIATE RELEASE

OPTIMAL GROUP ACQUIRES LEADING EUROPEAN DISTRIBUTOR
SABLON DISTRIBUTION S.A.

Montreal, Quebec, September 2, 2008 – Optimal Group Inc. (NASDAQ:OPMR) today announced the acquisition of Sablon Distribution S.A., a prominent toy distributor in the Benelux countries, Austria, Germany and Switzerland, based in Wauthier-Braine, Belgium. The acquisition strengthens and broadens the direct distribution structure of the Corporation’s WowWee business division and positions WowWee closer to retailers and end users in Sablon’s markets. The former owners and senior management team of Sablon will remain with the company and they will continue to operate in the same capacities.

The acquisition was completed at an all-cash price of EUR3.8 million paid upon completion of the acquisition plus up to an additional EUR1.2 million payable in the first quarter of 2009 depending upon the consolidated net equity of Sablon at the end of 2008 and an earnout based on the consolidated net revenues of Sablon in each of 2009 and 2010.

About WowWee

WowWee, an Optimal Group company, is a leading designer, developer, marketer and distributor of innovative hi-tech consumer robotic and entertainment products. With its next generation of cutting edge, technologically advanced products, consumers can see items from five distinct lines in 2008 – WowWee Robotics, WowWee FlyTech, WowWee Alive and WowWee Technologies – that include innovations that walk, talk, crawl, fly, purr and enable remote telepresence and communications, and from WowWee’s recently established Think Wow Toys division that produces and markets plush toys, novelty items, action figures and promotional toys, including third-party licensed characters and properties such as Disney’s Hannah Montana, High School Musical, and Camp Rock; Chorion’s Mister Men Limited; Wildflower Group’s MAD LIBS; and MEG’s In My Pocket line.

The WowWee group of companies maintains operations in Hong Kong, La Jolla, California and Montreal, Quebec.

For more information, please visit WowWee’s web site at www.wowwee.com.

For more information about Optimal Group, please visit the Company's website at www.optimalgrp.com.

WowWee Robotics, WowWee Flytech, WowWee Alive and WowWee Technologies are trademarks or registered trademarks of WowWee Group Limited. All other trademarks are the property of their respective owners.

Gary S. Wechsler

Chief Financial Officer

(514) 738-2041

gary@optimalgrp.com

Optimal Group Acquires Sablon Distribution S.A.	Page 2

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, results, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations and disputes with governmental authorities;
•	general economic, legal and business conditions in the markets we serve;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer and merchant fraud, disputes between consumers and merchants and merchant insolvency;
•	liability for merchant chargebacks;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions and use of our payments systems for illegal purposes;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;
•	our ability to adapt to changes in technology, including technology relating to electronic payments systems;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects;
•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;
•	our ability to retain key personnel;
•	currency exchange rate fluctuations;
•	our ability to successfully implement our strategies for our recently acquired WowWee business;
•	changing consumer preferences for electronics and play products;
•	the seasonality of retail sales;
•	concentration among our major retail customers for the products of our WowWee business;
•	economic, social and political conditions in China, where WowWee’s products are manufactured;
•	the price and supply of raw materials used to manufacture WowWee’s products
•	product liability claims and product recalls;
•	increased competition;
•	litigation; and
•	the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.